Exhibit A:

Mr. Rechan also directly owns a director stock option to purchase 3,750 shares of Class A common stock with (i) an exercise price of $127.46 per share and (ii) an expiration date of April 30, 2028. The 3,750 shares subject to this option vested on April 30, 2022.

Mr. Rechan also directly owns a director stock option to purchase 1,250 shares of Class A common stock with (i) an exercise price of $129.57 per share and (ii) an expiration date of May 31, 2028. The 1,250 shares subject to this option vested on May 31, 2022.

Mr. Rechan also directly owns a director stock option to purchase 2,500 shares of Class A common stock with (i) an exercise price of $132.91 per share and (ii) an expiration date of May 31, 2029. Of the 2,500 shares subject to this option, 1,250 shares vested on May 31, 2022, and 1,250 shares vested on May 31, 2023.

Mr. Rechan also directly owns a director stock option to purchase 3,750 shares of Class A common stock with (i) an exercise price of $124.48 per share and (ii) an expiration date of May 31, 2030. Of the 3,750 shares subject to this option, 1,250 shares vested on May 31, 2022, 1,250 shares vested on May 31, 2023, and 1,250 shares vested on May 31, 2024.

Mr. Rechan also directly owns a director stock option to purchase 5,000 shares of Class A common stock with (i) an exercise price of $470.00 per share and (ii) an expiration date of May 31, 2031. Of the 5,000 shares subject to this option, 1,250 shares vested on May 31, 2022, 1,250 shares vested on May 31, 2023, 1,250 shares vested on May 31, 2024, and 1,250 shares are scheduled to vest on May 31, 2025.

Mr. Rechan also directly owns a director stock option to purchase 5,000 shares of Class A common stock with (i) an exercise price of $264.69 per share and (ii) an expiration date of May 31, 2032. Of the 5,000 shares subject to this option, 1,250 shares vested on May 31, 2023, 1,250 shares vested on May 31, 2024, 1,250 shares are scheduled to vest on May 31, 2025, and 1,250 shares are scheduled to vest on May 31, 2026.

Mr. Rechan also directly owns a director stock option to purchase 761 shares of Class A common stock with (i) an exercise price of $301.63 per share and (ii) an expiration date of May 31, 2033. The 761 shares subject to this option vested on May 31, 2024.